As filed with the Securities and Exchange Commission on May __, 2018	Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

POLARITYTE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1529524
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

1960 S. 4250 West, Salt Lake City, UT 84104

(Address of Principal Executive Offices, Including Zip Code)

POLARITYTE, INC.

2017 EQUITY INCENTIVE PLAN, AS AMENDED

(Full Title of the Plan)

John Stetson
Chief Financial Officer
PolarityTE, Inc.
1960 S. 4250 West, Salt Lake City, UT 84104
(385) 237-2279

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Mark E. Lehman, Esq.
Parsons Behle & Latimer
201 S. Main Street, Suite 1800, Salt Lake City, UT 84111
(801) 532-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ] Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Accelerated filer [ ] Smaller reporting company [X] Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Incorporating by reference the Registration Statement on Form S-8, File No. 333-211959

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share		Proposed maximum aggregate offering price		Amount of Registration Fee
Common stock, par value $0.001 per share	7,300,000 shares	$25.81	(2)	$188,413,000	(2)	$23,457.42	(2)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2017 Equity Incentive Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the outstanding shares of the Registrant’s common stock.

(2)	Estimated in accordance with paragraph (c) of Rule 457 under the Securities Act solely for purposes of calculating the registration fee. The maximum offering price with respect to the shares registered herein is based on the average of the high and low sale prices of a share of common stock as reported on The NASDAQ Capital Market on May 25, 2018.

EXPLANATORY STATEMENT

This registration statement on Form S-8 (the “Registration Statement”) relates to 7,300,000 shares of common stock of PolarityTE, Inc. (the “Registrant,” the “Company,” “we,” “us” or “our”), $0.001 par value per share, that have been issued or granted, or may be issued or granted, pursuant to options and other awards under our 2017 Equity Incentive Plan, as amended (and all other amendments and supplements thereto and all material documents incorporated by reference or deemed to be incorporated by reference therein, the “2017 Plan”). Under the original 2017 Plan, a total of 3,450,000 shares of common stock was reserved for issuance upon the grant and exercise of options and awards to officers, directors, employees and consultants of the Company. On October 18, 2017, at the 2017 Annual Meeting of Stockholders of the Company, the stockholders approved the proposal to amend to the 2017 Plan to increase the reservation of common stock for issuance thereunder to 7,300,000 shares from 3,450,000 shares.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8, File No. 333-211959, which was filed with the Securities and Exchange Commission (the “SEC”) on June 10, 2016, as amended by Post-effective Amendment No. 1 thereto filed with the SEC on July 1, 2016, (the “Prior Registration Statement”) is hereby incorporated by reference, including each of the documents filed by us with the SEC and incorporated or deemed incorporated by reference in the Prior Registration Statement. All filing fees for the Prior Registration Statement have been filed.

Pursuant to Rule 429(a) of the Securities Act, the reoffer prospectus is a combined prospectus that is being filed as part of this Registration Statement and the Prior Registration Statement. The reoffer prospectus was prepared is in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. It may be used for reoffers and resales on a continuous or a delayed basis in the future of common stock defined as “restricted securities” and “control securities” under Instruction C to Form S-8 acquired by “affiliates” (as the term is defined in Rule 405 of the Securities Act) pursuant to the exercise of stock options, restricted stock unit awards, restricted stock awards, or other awards under the 2017 Equity Plan and 2016 Equity Incentive Plan registered under the Prior Registration Statement. Pursuant to General Instruction E of Form S-8, the reoffer prospectus included herein is a revision of the reoffer prospectus included with the Prior Registration Statement.

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PART I

INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

Item 1. Plan Information.

The Company will provide each recipient (the “Recipients”) of a grant under the Plan with documents that contain information related to the Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

John Stetson

Chief Financial Officer

PolarityTE, Inc.

1960 S. 4250 West

Salt Lake City, UT 84104

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REOFFER PROSPECTUS

POLARITYTE, INC.

5,483,386 Shares of Common Stock

This reoffer prospectus relates to:

●	5,304,220 shares of our common stock, par value $0.001 per share, issuable pursuant to awards granted under the 2017 Equity Incentive Plan, as amended (the “2017 Plan”), and

●	179,166 shares of our common stock issuable pursuant to awards granted under the 2016 Equity Incentive Plan (the “2016 Plan”),

that may be offered and sold from time to time by the selling stockholders identified in this prospectus. The 2017 Plan and 2016 Plan are collectively the “Plans.” The Plans were adopted by the Board of directors and stockholders of PolarityTE,. Inc., a Delaware corporation (“Polarity,” “the Company,” “we,” “us,” or “our”).

We have issued awards under the Plans to a number of eligible participants, including officers and directors who are affiliates of PolarityTE (as defined in rule 405 adopted under the Securities Act) listed under the section of this prospectus entitled “Selling Stockholders.” Subsequent to the date of this reoffer prospectus, we may grant awards under the 2017 Equity Plan to eligible participants who are affiliates. Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as Selling Stockholders.

It is anticipated that the Selling Stockholders will offer common shares for sale at prevailing prices on any stock exchange, market or trading facility on which the shares are traded or in private transactions. See “Plan of Distribution.” We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Stockholders will be borne by us.

Our common stock is listed on The NASDAQ Capital Market under the symbol “COOL.” On May 25, 2018, the last reported sale price of our common stock was $25.31 per share.

Our principal executive offices are located at 1960 S. 4250 West, Salt Lake City, UT 84104.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 29, 2018.

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You should rely only on the information contained in this Reoffer Prospectus or any related prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this Reoffer Prospectus or incorporated by reference herein is accurate only on the date of this Reoffer Prospectus. Our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.

This Reoffer Prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully.

Our Business

PolarityTE™ is a commercial-stage biotechnology and regenerative biomaterials company focused on transforming the lives of patients by discovering, designing and developing a range of regenerative tissue products and biomaterials for the fields of medicine, biomedical engineering and material sciences. We believe that our PolarityTE platform technology is a new approach to pragmatic and functional tissue regeneration that has the potential to address many of the challenges currently facing the regenerative medicine and cell therapy markets to date. Recognizing the natural complexity of human tissue, our core “TE” platform begins with a small piece of the patient’s own, or autologous, healthy tissue, rather than artificially manipulated individual cells. From this small piece of healthy autologous tissue, we create an easily deployable, dynamic and self-propagating product, which is designed to enhance and stimulate the patient’s own cells to regenerate the target tissues. Rather than manufacturing with synthetic and foreign materials within artificially engineered environments, we believe our proprietary method promotes and accelerates the patient’s tissues to undergo a form of effective regenerative healing, and uses the patient’s own body to support the regenerative process to create the same tissue from which they were derived.

We are a clinical-stage biotechnology and life sciences company focused on the advancement of self-complexing intelligent regenerative materials. We believe our core “TE” platform has applications across many different indications, including, but not limited to, the regrowth of skin, bone, cartilage, fat, muscle, blood vessels and neural elements as well as solid and hollow organ composite tissue systems. Our first product, SkinTE™, is registered with the United States Food and Drug Administration (“FDA”) pursuant to the regulatory pathway for human cells, tissues, and cellular and tissue-based products (HCT/Ps) regulated solely under Section 361 of the Public Health Service Act (“361 HCT/Ps”), which permits qualifying products to be marketed without first obtaining FDA marketing authorization or approval, and is commercially available for the repair, reconstruction, replacement and regeneration of skin (i.e., homologous uses) for patients who have suffered from wounds, burns or injuries that require skin coverage over both small and large areas of their body.

Recent Developments

Asset Acquisition

On March 2, 2018, PolarityTE, along with its wholly owned subsidiary, Utah CRO Services, Inc., a Nevada corporation (“Acquisition Co.”), entered into an asset purchase agreement (the “APA”) with Ibex Group, L.L.C., a Utah limited liability company, and Ibex Preclinical Research, Inc., a Utah corporation (collectively the “Seller”). The transaction closed on May 3, 2018.

Under the APA the Company purchased from Seller the assets and rights to its preclinical research and veterinary sciences business and related real estate (as more fully described below). The business consists of a “good laboratory practices” (GLP) compliant preclinical research facility, including vivarium, operating rooms, preparation rooms, storage facilities, and surgical and imaging equipment.

The purchase price was $1.6 million paid $266,667 in cash at closing and the balance by delivery of a promissory note to Seller for $1,333,333 payable in five equal installments beginning on the six-month anniversary of issuance and continuing on each six-month anniversary thereafter with interest at the rate of 3.5% per annum.

Concurrently with the execution and delivery of the APA, on March 2, 2018, the Company entered into a purchase and sale agreement (the “PSA”) with Seller to purchase two parcels of real property in Cache County, Utah, consisting of approximately 1.75 combined gross acres of land, together with the buildings, structures, fixtures, and personal property located on the real property. The transaction also closed on May 3, 2018. The purchase price for the property was $2.0 million, which was paid in cash at closing.

Preferred Stock Exchange and Conversion

On February 6, 2018, 15,756 Series B Preferred Shares were converted into 262,606 shares of common stock.

On March 6, 2018, we entered into separate exchange agreements with holders of 100% of our outstanding Series F Preferred Stock, and warrants to purchase shares of our common stock issued in connection with the Series F Preferred Stock (such warrants and Series F Preferred Stock collectively referred to as the “Exchange Securities”) to exchange the Exchange Securities and unpaid dividends on the Series F Preferred Stock, for common stock (the “Exchange”).

The Exchange resulted in the following issuances: (A) all outstanding shares of Series F Preferred Stock were exchanged into 972,067 shares of restricted common stock at an effective conversion price of $18.26 per share of common stock (the closing price of our common stock on the Nasdaq Capital Market on February 26, 2018); (B) the right to receive 6% dividends underlying Series F Preferred Stock was terminated and in exchange 31,324 shares of restricted common stock were issued; and (C) 322,727 warrants to purchase common stock were exchanged for 151,872 shares of restricted common stock.

As part of the Exchange, the holders relinquished any and all rights related to the Exchange Securities, the respective governing and other related agreements and certificates of designation, including any related dividends, adjustment of conversion or exercise prices and repayment options. The registration rights agreement with the holders of the Series F Preferred Stock was terminated and the holders of the Series F Preferred Stock waived the Company’s obligation to register the shares of common stock issuable upon conversion of Series F Preferred Stock or upon exercise of the warrants, and waived any damages, penalties and defaults related to the Company failing to file or have declared effective a registration statement covering those shares.

On March 6, 2018, we received conversion notices from holders of 100% of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series E Preferred Stock and issued an aggregate of 7,949,252 shares of common stock to such holders (the “Conversions”).

The shares of Series E Preferred Stock were held by Dr. Denver Lough, our Chief Executive Officer. On March 6, 2018, we entered into a registration rights agreement with Dr. Denver Lough, pursuant to which we agreed to file a registration statement to register the resale of 7,050,000 shares of common stock issued upon conversion of the Series E Preferred Stock within six months and to cause such registration statement to be declared effective by the SEC as promptly as possible following its filing. Any sales of shares under the registration statement are subject to certain limitations as specified with more particularity in the registration rights agreement. In connection with the Exchange, certain of the holders of Exchange Securities granted Dr. Lough an irrevocable proxy to vote an aggregate of 797,296 shares of common stock held by such holders at any vote of our stockholders. Following the Exchange, Dr. Lough is entitled to vote a total of 7,847,296 shares of common stock (inclusive of all shares which he beneficially owns and holds as of the date of this prospectus), plus any shares he acquires pursuant to the exercise of vested options, on any matter for which a vote of our stockholders is sought or required.

Company Background

Our principal executive offices are located at 1960 S. 4250 West, Salt Lake City, UT 84104 and our telephone number is (385) 237-2279. Our web site address is www.polarityte.com.

PolarityTE, Inc. (formerly Majesco Entertainment Company) was incorporated in 2004 under the laws of the State of Delaware. As a result of a merger, Majesco Entertainment Company became a wholly-owned subsidiary and the sole operating business of the Company, which changed its name to PolarityTE, Inc.

In this prospectus, “PolarityTE,” “the Company,” “we,” “us,” and “our” refer to PolarityTE, Inc., a Delaware corporation, unless the context otherwise requires.

THIS OFFERING

Shares of common stock outstanding prior to this offering	18,808,601	(1)

Shares being offered by the Selling Stockholders	5,483,386

Shares of common stock to be outstanding after the offering	23,592,404	(1)(2)

(1) As of May 29, 2018.

(2) The 5,483,386 shares offered by the Selling Stockholders includes 699,583 shares issued as restricted stock awards under the 2017 Plan. Assumes the exercise of the remaining 4,787,970 shares underlying stock options being offered by the Selling Stockholders.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock offered in this prospectus, other than proceeds from the exercise of the stock options.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 4.

NASDAQ Symbol	COOL

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described under “Risk Factors” in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Additional Information Available to You”.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”, which represent the Company’s current expectations or beliefs including, but not limited to, statements concerning the Company’s operations, performance, financial condition and growth. For this purpose, any statements contained in this prospectus that are not statements of historical fact are forward-looking statements. Without limiting the generality of the foregoing, words such as “may”, “anticipation”, “intend”, “could”, “estimate”, or “continue” or the negative or other comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, such as credit losses, dependence on management and key personnel, variability of quarterly results, and the ability of the Company to continue its growth strategy and competition, certain of which are beyond the Company’s control. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual outcomes and results could differ materially from those indicated in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the Selling Stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the Selling Stockholders and we will not receive any proceeds from the resale of the common stock by the Selling Stockholders. We will receive proceeds from the exercise of the options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes.

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SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the Selling Stockholders. We will not receive any proceeds from the resale of the common stock by the Selling Stockholders other than the proceeds from the exercise of the options. Assuming all the shares registered below are sold by the Selling Stockholders, none of the Selling Stockholders will continue to own any shares of our common stock issued to them pursuant to the Plan, including shares of common stock issuable upon exercise of options issued pursuant to the Plan. The following table sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

We will, from time to time, supplement this prospectus in order to reflect grants under the Plan and/or to name grantees who are officers and/or directors as Selling Stockholders.

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Shares of Common Stock Offered in this Offering(#)	Shares of Common Stock Beneficially Owned After this Offering	Percentage of Common Stock Beneficially Owned After this Offering
Alina Trang	500	500	0	0.00%
Anand R. Kumar	10,000	10,000	0	0.00%
Andrew Kaplan	15,000	15,000	0	0.00%
Andrew West	10,000	10,000	0	0.00%
Anna Salmas	1,000	1,000	0	0.00%
Anna Warner	500	500	0	0.00%
Annette Halloran	500	500	0	0.00%
Anthony Blum	10,000	10,000	0	0.00%
Barry Honig	1,750,965	125,000	1,625,965	8.64%
Cameron J. Hoyler	225,000	100,000	125,000	0.66%
Caroline Garrett	100,000	100,000	0	0.00%
Christine Cote	500	500	0	0.00%
Christine Hashimoto	10,000	10,000	0	0.00%
Courtney Cushnir	20,000	10,000	10,000	0.05%
Daniel Howorth	5,000	5,000	0	0.00%
David Blum	20,000	20,000	0	0.00%
David Rector	15,000	15,000	0	0.00%
David Smith	2,000	2,000	0	0.00%
Denver Lough	8,450,000	1,400,000	7,050,000	37.48%
Devin Miller	75,000	75,000	0	0.00%
Edward Karr	40,000	15,000	25,000	0.13%
Edward Swanson	946,000	946,000	0	0.00%
Emily Evans	500	500	0	0.00%
Emily Wirick	5,000	5,000	0	0.00%
Georgia Yalanis	50,000	50,000	0	0.00%
Gerhard Mundinger	2,000	2,000	0	0.00%
Holly Kramen	100,000	100,000	0	0.00%
Howard Hechler	84,887	84,887	0	0.00%
Ian Robinson	500	500	0	0.00%
Isankumar Patel	500	500	0	0.00%
Jackie Reed	10,000	10,000	0	0.00%
Jacob Patterson	10,000	10,000	0	0.00%
James Miess	500	500	0	0.00%
Jan Pierce	20,833	20,833	0	0.00%
Jeff Dyer	162,522	151,000	11,522	0.06%
Jenna Mathis	10,000	10,000	0	0.00%
Jennifer Burdman	100,000	100,000	0	0.00%
Jenny Irvin	10,000	10,000	0	0.00%
Jeremy Martin	5,000	5,000	0	0.00%
Jessica Francis	1,000	1,000	0	0.00%
Joe Abdo	20,000	20,000	0	0.00%
John Stetson	592,313	457,500	134,813	0.72%
Jon Ahlstrom	10,000	10,000	0	0.00%
Jon Mogford	110,000	110,000	0	0.00%
Kendal Stauffer	1,000	1,000	0	0.00%
Kolby Day	100,000	100,000	0	0.00%
Lauri Coladonato	26,666	9,166	21,666	0.09%
Lon Tracy	1,000	1,000	0	0.00%
Lyssa Lambert	500	500	0	0.00%
Marc Sonzo	5,000	5,000	0	0.00%
Mark Babb	1,000	1,000	0	0.00%
Mark Edgell	500	500	0	0.00%
Mark Granick	2,000	2,000	0	0.00%
Martin Robson	2,000	2,000	0	0.00%
Mary Lough	10,000	10,000	0	0.00%
Marytheresa Ifediba	1,000	1,000	0	0.00%
Matthew Swanson	141,000	141,000	0	0.00%
Maurice Nahabedian	2,000	2,000	0	0.00%
Michael Beeghley	15,000	15,000	0	0.00%
Michael Brauser	1,413,001	75,000	1,338,001	7.11%
Michael Grant	10,000	10,000	0	0.00%
Michael Larson	6,000	6,000	0	0.00%
Michael Neumeister	141,000	141,000	0	0.00%
Michael Sieverts	1,000	1,000	0	0.00%
Mohamed Mostafa	500	500	0	0.00%
Mohit Bhansali	15,000	15,000	0	0.00%
Natalie Kirk	1,000	1,000	0	0.00%
Naveen Krishnan	150,000	150,000	0	0.00%
Neil Draper	10,000	10,000	0	0.00%
Neil Draper	10,000	10,000	0	0.00%
Nicholas Anderson	50,000	50,000	0	0.00%
Nicholas Baetz	50,000	50,000	0	0.00%
Nikolai Sopko	152,000	152,000	0	0.00%
Peter Hashimoto	1,000	1,000	0	0.00%
Pratima Labroo	20,000	20,000	0	0.00%
Rich Haerle	110,000	110,000	0	0.00%
Richard Mortensen	10,000	10,000	0	0.00%
Rob Rignell	5,000	5,000	0	0.00%
Roy Prasad	5,000	5,000	0	0.00%
Ryan Katz	2,000	2,000	0	0.00%
Ryan Mathis	50,000	50,000	0	0.00%
Ryan Wirick	10,000	10,000	0	0.00%
Saloni Kalsekar	500	500	0	0.00%
Sandy Hill	5,000	5,000	0	0.00%
Sean McOmie	500	500	0	0.00%
Sherry Plantholt	500	500	0	0.00%
Srinivas Susarla	2,000	2,000	0	0.00%
Stephanie Roth	500	500	0	0.00%
Steve Gorlin	110,000	110,000	0	0.00%
Steve Somchith	500	500	0	0.00%
Steven Milner	140,000	140,000	0	0.00%
Tony Medina	500	500	0	0.00%
Van Wagoner, Casey	500	500	0	0.00%
Wayne Saunders	15,000	15,000	0	0.00%
William Hickerson	2,000	2,000	0	0.00%
	15,821,187	5,483,386

(1)       The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares, which the Selling Stockholder has the right to acquire within 60 days from May 29, 2018. “Shares Beneficially Owned Upon Completion of this Offering ” assumes the sale of all of the Common Stock offered by this Reoffer Prospectus and no other purchases or sales of our Common Stock by the Selling stockholders.

(2)       Includes shares that are issuable upon exercise of stock options issued pursuant to the Plans, some of which are not, and will not become vested within 60 days from May 29, 2018, and are not included in the calculation of “Shares Beneficially Owned Prior to this Offering .”

(3)       Applicable percentage ownership is based on 18,808,601 shares of Common Stock outstanding as of May 29, 2018, together with securities exercisable or convertible into shares of Common Stock within 60 days of May 29, 2018 for each stockholder, including, for purposes of the shares beneficially owned prior to the Offering, the shares offered for resale pursuant to this Reoffer Prospectus.

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PLAN OF DISTRIBUTION

Timing of Sales

The Selling Stockholders may offer and sell the shares covered by this prospectus at various times. The Selling Stockholders will act independently of our Company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no Selling Stockholder has any agreement or understanding, directly or indirectly, with any person to resell the common stock covered by this prospectus.

Offering Price

The sales price offered by the Selling Stockholders to the public may be:

1.       the market price prevailing at the time of sale;

2.       a price related to such prevailing market price; or

3.       such other price as the Selling Stockholders determine from time to time.

Manner of Sale

The common stock may be sold by means of one or more of the following methods:

1.       a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.       Purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.       ordinary brokerage transactions in which the broker solicits purchasers;

4.       through options, swaps or derivatives;

5.       in transactions to cover short sales;

6.       privately negotiated transactions; or

7.       in a combination of any of the above methods.

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The Selling Stockholders may sell their common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common stock. Brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Stockholders , or, if any such broker-dealer acts as agent for the purchaser of common stock, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a Selling Stockholder to sell a specified number of common stock at a stipulated price per common stock, and, to the extent the broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold common stock at the price required to fulfill the broker-dealer commitment to the Selling Stockholder.

Broker-dealers who acquire stock as principal may thereafter resell the common stock from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, on The NASDAQ Capital Market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common stock, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our Selling Stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Sales Pursuant to Rule 144

Any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Accordingly, during such times as a Selling Stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the Selling Stockholder must comply with applicable law and, among other things:

1.       may not engage in any stabilization activities in connection with our common stock;

2.       may not cover short sales by purchasing shares while the distribution is taking place; and

3.       may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

State Securities Laws

Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

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Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $10,000, including, but not limited to, legal, accounting, printing and mailing fees. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Parsons Behle & Latimer. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of PolarityTE, Inc., and its subsidiaries, as of October 31, 2017 and 2016 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-33762) which shall not include, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules

●	Prospectus Supplement dated April 12, 2018, filed pursuant Rule 424(b) and forming a part of the Registration Statement on Form S-3 (File No. 333-219202);

●	Annual Report on Form 10-K for the year ended October 31, 2017, filed on January 30, 2018, and Amendment No. 1 to the Annual Report on Form 10-K filed on Form 10-K/A on February 28, 2018;

●	Quarterly Report on Form 10-Q for the period ended January 31, 2018, filed on March 19, 2018

●	Current Reports on Form 8-K filed on November 3, 2017, November 16, 2017, November 27, 2017, December 29, 2017, February 9, 2018, March 7, 2018, March 8, 2018, March 8, 2018, March 8, 2018 (Form 8-K/A), March 9, 2018, April 11, 2018, April 13, 2018, April 24, 2018, May 1, 2018, and May 8, 2018; and

●	The description of common stock contained in the Registration Statement on Form S-3/A filed with the Commission on March 26, 2018, including any amendment or report filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement, and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

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Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Under no circumstances will any information filed under items 2.02 or 7.01 of Form 8-K be deemed to be incorporated by reference, unless such Form 8-K expressly provides to the contrary.

The Company will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to the Corporate Secretary at John Stetson, Chief Financial Officer, PolarityTE, Inc., 1960 S. 4250 West, Salt Lake City, UT 84104, telephone number (385) 237-2279. You may also find these documents in the “Investor Relations” section of our website, www.incontact.com. The information on our website is not incorporated into this prospectus.

INDEMNIFICATION

Under the certificate of incorporation and bylaws of the Company the Board of Directors has the authority to indemnify officers and directors to the fullest extent permitted by Delaware law. Further, the Company has separate indemnification agreements with certain of its officers and directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, or to the extent any of the Selling Stockholders are entitled to indemnification under their agreements with us, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549. You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov.

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5,483,386 SHARES OF COMMON STOCK

PROSPECTUS

May 29, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by the Company with the Securities and Exchange Commission (“Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	Prospectus Supplement dated April 12, 2018, filed pursuant Rule 424(b) and forming a part of the Registration Statement on Form S-3 (File No. 333-219202);

●	Annual Report on Form 10-K for the year ended October 31, 2017, filed on January 30, 2018, and Amendment No. 1 to the Annual Report on Form 10-K filed on Form 10-K/A on February 28, 2018;

●	Quarterly Report on Form 10-Q for the period ended January 31, 2018, filed on March 19, 2018

●	Current Reports on Form 8-K filed on November 3, 2017, November 16, 2017, November 27, 2017, December 29, 2017, February 9, 2018, March 7, 2018, March 8, 2018, March 8, 2018, March 8, 2018 (Form 8-K/A), March 9, 2018, April 11, 2018, April 13, 2018, April 24, 2018, May 1, 2018, and May 8, 2018; and

●	The description of common stock contained in the Registration Statement on Form S-3/A filed with the Commission on March 26, 2018, including any amendment or report filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement, and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Under no circumstances will any information filed under items 2.02 or 7.01 of Form 8-K be deemed to be incorporated by reference, unless such Form 8-K expressly provides to the contrary.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s restated certificate of incorporation and restated bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Company or is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law (the “DGCL”) against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such.

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Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e ., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the DGCL, Article Ninth of the Company’s restated certificate of incorporation eliminates the liability of a director to the Company or its stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

●	from any breach of the director’s duty of loyalty to us or our stockholders;

●	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the DGCL; and

●	from any transaction from which the director derived an improper personal benefit.

The Company carries insurance policies insuring its directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

The Company has entered into indemnification agreements with each of its directors. Pursuant to the indemnification agreements, the Company is required to, among other things, indemnify each indemnitee against all expenses (including, attorneys’ fees, disbursements and retainers, fees and disbursements of expert witnesses, private investigators and professional advisors and other disbursements and expenses) actually and reasonably incurred in connection with certain proceedings that relate to the indemnitee’s corporate status (as defined in the indemnification agreements). The Company also is required to indemnify for expenses incurred by the indemnitee if, by reason of his or her corporate status, such indemnitee is a witness in any proceeding. Further, the Company is required to indemnify for expenses incurred by the indemnitee in defense of a proceeding to the extent the indemnitee has been successful on the merits or otherwise. Finally, if the indemnitee is involved in certain proceedings as a result of the indemnitee’s corporate status, the Company is required to advance all expenses incurred by or on behalf of the indemnitee in connection with such proceeding, without regard to the indemnitee’s ability to repay the expenses and without regard to the indemnitee’s ultimate entitlement to indemnification under the other provisions of the indemnification agreement; provided, however, that to the extent required by the DGCL, the indemnitee must repay all the expenses paid to the indemnitee if it is finally determined that the indemnitee is not entitled to be indemnified.

The indemnification agreements contain certain exceptions to the Company’s obligation to indemnify. Among these exceptions, the Company is not obligated to make any indemnity in connection with any claim made against the indemnitee: (i) for which payment has actually been made to or on behalf of the indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provisions; (ii) for an accounting of profits made from the purchase and sale (or sale and purchase) by the indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act, or similar provisions of state statutory law or common law; or (iii) for which payment is prohibited by applicable law.

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The indemnification agreements also require the Company to, from time to time, make a good faith determination whether or not it is practicable to obtain and maintain a policy or policies of insurance with a reputable insurance company providing the indemnitee with coverage for losses from wrongful acts and, to the extent we obtain such insurance, an indemnitee who is a director shall be named as an insured. However, the Company is not obligated to obtain or maintain such insurance.

All agreements and obligations of the Company contained in the indemnification agreements will continue during the period when the director who is a party to an indemnification agreement is a director of the Company (or is serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and will continue thereafter so long as such director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative. In addition, the indemnification agreements provide for partial indemnification and advance of expenses. In the event of a change of control, the Company (or any successor to the interests of the Company) shall be obligated to continue, procure and otherwise maintain in effect, for a period of six (6) years from the effective date of the change of control, a policy, or policies, of insurance providing each director with coverage for losses from alleged wrongful acts occurring on or before the change of control.

The indemnification provisions contained in our certificate of incorporation, restated by-laws and in the indemnity agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions and the directors’ and officers’ liability insurance policy are necessary to attract and retain talented and experienced directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

See Exhibit Index following signature page.

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offered range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in the first paragraph of Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, and State of Utah, on the 29th day of May 2018.

POLARITYTE, INC.

By:	/s/ Denver Lough
Denver Lough
Chief Executive Officer

By:	/s/ John Stetson
John Stetson
Chief Financial Officer

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Denver Lough and John Stetson and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement on Form S-8, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Denver Lough	Chief Executive Officer, Chief	May 29, 2018
Denver Lough	Scientific Officer and Chairman (Principal Executive Officer)

/s/ John Stetson	Chief Financial Officer and	May 29, 2018
John Stetson	Director

/s/ Edward Swanson	Chief Operating Officer, Chief	May 29, 2018
Dr. Edward Swanson	Chief Translational Medicine Officer and Director

/s/ Jeff Dyer	Director	May 29, 2018
Jeff Dyer

/s/ Steve Gorlin	Director	May 29, 2018
Steve Gorlin

/s/ Jon Mogford	Director	May 29, 2018
Jon Mogford
/s/ Willie C. Bogan	Director	May 29, 2018
Willie C. Bogan

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INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

4.1	Restated Certificate of Incorporation of PolarityTE, Inc. (incorporated herein by reference to Exhibit 3.01 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on September 15, 2014).

4.2	Restated Bylaws of PolarityTE, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 17, 2005).

4.3	Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Form 8-K filed with the Commission on July 29, 2016)

4.4	Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Form 8-K filed with the Commission on January 10, 2017)

4.5	Certificate of Elimination to Restated Certificate of Incorporation eliminating the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock in the Corporation’s Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to our Form 8-K filed with the Commission on March 7, 2018)

4.6	2016 Equity Incentive Plan (incorporated herein by reference to the Company’s proxy statement filed with the Commission on April 21, 2016).

4.7	2017 Equity Incentive Plan (incorporated herein by reference to the Company’s proxy statement filed with the Commission on February 24, 2017).

(5)	OPINION REGARDING LEGALITY

5.1	Opinion of Parsons Behle & Latimer with respect to the legality of the securities being registered.*

(23)	CONSENT OF EXPERTS AND COUNSEL

23.1	Consent of EisnerAmper LLP*

23.2	Consent of Parsons Behle & Latimer (contained in their opinion filed as Exhibit 5.1)*

(24)	POWERS OF ATTORNEY

24.1	Powers of Attorney (see page II-5 of this Registration Statement).*

*Filed herewith

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